EXHIBIT 99.1

Skyworks Appoints Allan M. Kline Chief Financial Officer

Friday January 2, 11:07 am ET

Paul E. Vincent to Remain as Vice President of Finance

WOBURN, Mass. — (BUSINESS WIRE) — Jan. 2, 2004 — Skyworks Solutions, Inc. (Nasdaq:SWKS — News), the industry’s leading wireless semiconductor company focused on radio frequency (RF) and complete cellular system solutions for mobile communications applications, today announced it has appointed Allan M. Kline vice president and chief financial officer effective January 5.

“Allan Kline adds extensive financial expertise to the Skyworks management team, having served as chief financial officer and in senior finance roles for a number of publicly-traded companies, ranging from networking system providers to traditional manufacturers,” said David J. Aldrich, president and chief executive officer of Skyworks. “His strong background in all aspects of corporate finance, mergers and acquisitions, operational accounting and corporate governance will be a valuable asset as we take Skyworks to the next level.”

Most recently Kline was chief financial officer for Fibermark, a producer of specialty fiber based materials and from 1996 to 2002, he was chief financial officer for Acterna Corp., a global communications test and management company. Earlier he served as chief financial officer for CrossComm Corp., a provider of internetworking systems and for Cabot Safety Corporation, a subsidiary of Cabot Corporation, a basic materials manufacturer. Kline was also a vice president at O’Connor, Wright Wyman, Inc., an M&A advisory firm, and served on the board of directors of Acterna and CrossComm as well as the Massachusetts Telecommunications Council. He began his career at Arthur Young & Co. in 1969, where he was a partner for six years.

Kline earned his bachelor’s degree in business administration at the University of Massachusetts in accounting, and a master’s degree in business administration from the University of Pennsylvania’s Wharton School of Business. He is a certified public accountant.

Paul E. Vincent, who now serves as Skyworks’ vice president and chief financial officer, will continue with the company as vice president of finance and shift his focus accordingly. “After 25 years with the company and following a highly successful merger integration, Paul had expressed his wish to transition into a different, yet pivotal role concentrating on and directing the activities of our finance team. Allan and I look forward to continuing to leverage his considerable skill sets,” Aldrich concluded.

About Skyworks

Skyworks Solutions, Inc. is the industry’s leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company is focused on providing front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia Pacific. For more information please visit www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s Securities and Exchange Commission filings.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Skyworks Solutions, Inc.
Rick Weber, 949-231-3062 (Media Relations)
Thomas Schiller, 949-231-4700 (Investor Relations)